UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 18, 2018

SHARING ECONOMY INTERNATIONAL INC.

(Exact name of registrant as specified in Charter)

Nevada	001-34591	90-0648920
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

No. 9 Yanyu Middle Road

Qianzhou Village, Huishan District, Wuxi City

Jiangsu Province, People’s Republic of China

(Address of Principal Executive Offices)

(86) 51083397559

(Registrant’s Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 18, 2018, Sharing Economy International Inc. (the “Company”) wholly-owned subsidiary, EC Technology & Innovations Limited ("ECTI"), entered into a letter agreement (“Agreement”) with BM Nine Limited (“BM Nine”) to acquire 15,625,000 ordinary voting shares of CoAssets Limited valued at AU$5,000,000 in consideration for 535,584 shares of the Company’s common stock at the price of US$7.338 per share. The Agreement is subject to various closing conditions, including Nasdaq Stock Exchange review and approval. There can be no assurances that the transaction will be consummated. The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement, which is incorporated herein by reference and attached hereto as Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Letter Agreement, dated January 18, 2018

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 23, 2018	Cleantech Solutions International, Inc.

	By:	/s/ Jianhua Wu
Jianhua Wu
Chief Executive Officer

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